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                                                                   EXHIBIT 10.21

                    AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT



         THIS AGREEMENT is made and entered into the 7th day of January, 1997 and modifies that certain Settlement Agreement ("Settlement Agreement") made and entered into the 30th day of September, 1994, by and between Bruce H. Lien Company, a corporation with its principal place of business being located at 3290 Lien Street, Rapid City, South Dakota 57702 ("BHLC"); Concorde Gaming Corporation, a corporation with its principal place of business being located at 3290 Lien Street, Rapid City, South Dakota 57702 ("CONCORDE"); Four Bears Investment Limited Liability Company, a limited liability company organized under the laws of the State of Colorado, with its principal place of business located at 317 South University Drive, Fargo, North Dakota 58103 ("FBILLC"); and Brustuen "Bruce" H. Lien, whose principal address is P.O. Box 440, Rapid City, South Dakota 57702 ("LIEN").

                                    RECITALS

         A. As of the date of this Agreement, the remaining amount due by BHLC to FBILLC per the provisions of the Settlement Agreement is $534,306.49, plus interest as hereinafter provided for.

         B. BHLC is currently unable to make the monthly payments to FBILLC as required in Article 2(D) of the Settlement Agreement; and

         C. For payments due by BHLC to FBILLC after October 25, 1996, the parties desire to amend Article 2(D) of the Settlement Agreement based upon the terms and conditions as hereinafter set forth.
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         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants set forth below, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. The effective time and date of this Agreement shall be 12:01 a.m. on October 25, 1996.

         2.      The parties agree that:

         (A) As a result of the $100,000 payment made by BHLC to FBILLC on or about October 25, 1996, the total amount due and owing by BHLC to FBILLC per the provisions of the Settlement Agreement is $534,306.49;

         (B) Due to the fact that no payments have been made by BHLC to FBILLC since October 25, 1996, BHLC owes FBILLC an additional $500 for costs and expenses incurred by FBILLC, and said $500 amount will be paid by BHLC to FBILLC upon the signing of this Agreement;

         (C) Until the above referred to $534,306.49 has been paid in full, interest shall accrue on the unpaid balance for the period of January 1, 1997 through June 30, 1997 at the rate of fifteen percent (15%) per annum, and for all periods after June 30, 1997 at the rate of eighteen percent (18%) per annum; and

         (D) The $534,306.49 is to be paid by BHLC to FBILLC, with interest on the unpaid balance for the period beginning January 1, 1997, and thereafter, at the above referred to applicable rate, in consecutive monthly installments of the following amounts until the entire indebtedness is fully paid:

                 (i) Fifty Thousand and no/100ths Dollars ($50,000.00) shall be paid on or before January 25, 1997, February 25, 1997, March 25, 1997, April 25, 1997, May 25, 1997 and June
                 25, 1997, and

                 (ii) Seventy-five Thousand and no/100ths Dollars ($75,000.00) shall be paid in consecutive monthly installments beginning on the 25th day of July, 1997, and monthly thereafter, until the entire indebtedness is fully paid.

         (E) All payments made by BHLC to FBILLC shall be applied first to interest and then to principal.
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         3.      If BHLC fails to make any of the above referred to payments by their required due date, FBILLC can, at its sole option, declare all amounts then due and owing to BHLC to FBILLC to be immediately due and payable.

         4. That nothing in this Agreement is intended to nullify the obligation on the part of BHLC to pay all amounts due and owing to FBILLC if and when the Three Affiliated Tribes exercises its right of buyout of the Management Agreement as provided for in Article 4 of the Settlement Agreement.

         5. Except as set forth in this Agreement, the parties shall not be deemed to have amended the Settlement Agreement, the Exhibit "B" Guaranty or the Exhibit "C" Security Agreement in any other respect.

         6. Terms that are not otherwise defined herein are set forth in the Settlement Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed, in duplicate, to be effective as of the day and year first above written.




                                       ----------------------------------------
                                       BRUSTUEN "BRUCE" H. LIEN

                                       BRUCE H. LIEN COMPANY

                                       By:
                                           ------------------------------------
                                             JERRY L. BAUM, President

                                       CONCORDE GAMING CORPORATION


                                       By:
                                           ------------------------------------
                                             JERRY L. BAUM, President

                                       FOUR BEARS INVESTMENT LIMITED
                                       LIABILITY COMPANY


                                       By:
                                           ------------------------------------
                                                ROBERT N. SPOLUM, Manager





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